UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 621-3001

TPG Specialty Lending, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

The registrant (the “Company”) previously announced on June 5, 2020 that the Company’s corporate name would change from TPG Specialty Lending, Inc. to Sixth Street Specialty Lending, Inc. (the “Name Change”) effective June 15, 2020. On June 15, 2020, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to effect the Name Change. The Company subsequently filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware effective on June 15, 2020, which restated and integrated, but did not further amend, the Company’s certificate of incorporation.

In connection with the Name Change, the Board of Directors of the Company also approved changes to the Company’s bylaws (the “Amended and Restated Bylaws”) to reflect the Name Change. The Amended and Restated Bylaws became effective on June 15, 2020.

The foregoing descriptions of the Certificate of Amendment, Restated Certificate and Amended and Restated Bylaws do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of those documents, which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

3.2	Restated Certificate of Incorporation of the Company

3.3	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: June 19, 2020	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer